Filed Pursuant to Rule 424(b)(7)
Registration No. 333-285419

Prospectus Supplement

(To Prospectus dated February 28, 2025)

24,521,672 Shares

Common Stock

This prospectus supplement relates to the offer and sale, from time to time, of up to 24,521,672 shares of our common stock, par value $0.0001 per share, by the selling securityholder (the “selling securityholder”) identified in this prospectus supplement. Such shares of common stock may be issued upon the conversion or exercise of the securities held by the selling securityholder and described under “Selling Securityholder”. We will not receive any proceeds from the sale of the shares of common stock, and we will pay all expenses of the registration of the shares of common stock and certain other expenses.

We are filing this prospectus supplement pursuant to the terms of the Registration Rights Agreement, dated as of July 10, 2025 (the “Registration Rights Agreement”), between us and the selling securityholder. This registration of the offer and sale of the shares of common stock does not necessarily mean that the selling securityholder identified in this prospectus supplement will offer to sell any of the shares of common stock.

The selling securityholder will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. The selling securityholder may sell these shares of common stock in one or more transactions (including one or more underwritten offerings) at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling securityholder determines from time to time. See “Plan of Distribution” for more information about how the selling securityholder may sell or otherwise dispose of such shares of our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MP”. The last sale price of our common stock on NYSE on August 14, 2025 was $76.58 per share.

We urge you to read carefully the prospectus, this prospectus supplement, any accompanying prospectus supplement, any accompanying free writing prospectus and any documents we incorporate by reference into this prospectus supplement and any accompanying prospectus supplement before you make your investment decision.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-2 of this prospectus supplement and the risk factors under the heading “Risk Factors” contained in Part I, Item 1A, in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025, each of which is incorporated by reference into this prospectus supplement.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of common stock. The second part is the accompanying prospectus dated February 28, 2025, which was originally filed as part of a Registration Statement on Form S-3 that we filed with the SEC. The accompanying prospectus gives more general information about us, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering) in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus supplement.

We have not, and the selling securityholder has not, authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering). We do not, and the selling securityholder does not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering) and the documents incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since those dates, or that such information is correct as of any time after those dates.

These shares of common stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer or an invitation on behalf of the selling securityholder, to subscribe for or purchase any of the common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to MP Materials Corp. and its subsidiaries on a consolidated basis. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.

S-ii

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “will,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements with respect to: the use of proceeds from the transactions constituting our partnership with the United States Department of Defense (the “DoD Transactions,” and the agreements relating thereto, the “DoD Transaction Agreements”); the timing and consummation of future phases of the DoD Transactions; our and the Department of Defense’s future obligations related to the DoD Transactions; the expected impact of the DoD Transactions on our business and the broader industry; the availability of government appropriations, funding and support for the DoD Transactions; the availability of additional or replacement funding for our development projects and operations; the financial and accounting assessment and treatment of the various obligations and commitments under the DoD Transaction Agreements; our engagement with industry and the government and outcomes related to this engagement; the price and market for rare earth materials, the continued demand for rare earth materials and the market for rare earth materials generally; future demand for magnets; estimates and forecasts of our results of operations and other financial and performance metrics, including neodymium-praseodymium (“NdPr”) oxide production and shipments and expected NdPr oxide production and shipments; and our mining and magnet projects, including our ability to develop the 10X Facility as contemplated by the DoD Transaction Agreements and to achieve run rate production of separated rare earth materials and production of commercial metal and magnets; expectations and benefits of a long-term agreement with Apple Inc. (“Apple”) and our ability to supply U.S.-produced rare earth magnets; our ability to achieve technological advancements and supply chain objectives and the timing thereof; the timing for completion of a rare earth recycling line at Mountain Pass; our ability to expand the capacity at our Independence Facility and commence magnet shipments, and timing thereof; the estimated revenues to be received by us under the agreement with Apple; the impact and consequences of our cessation of shipments of rare earth concentrate to China and our ability to find, and enter into agreements or arrangements with, or obtain support from, other customers; domestic and foreign government policies, including as relates to the implementation of new, or changes to existing, regulations and tariffs; and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus supplement or the accompanying prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	the heightened significance of the development of our midstream and downstream operations, including ramping our separation capabilities, and our ability to vertically integrate our value chain;

•

risks related to the authorization of funding of and continued support for the DoD Transactions, to challenges thereto and to our ability, as needed, to obtain additional or replacement funding on terms acceptable to us or at all;

•	risks related to the restrictions imposed on our management and operations as a result of the DoD Transactions;

•

risks related to our long-term agreement with Apple Inc. (NASDAQ: AAPL) (“Apple”) and our ability to meet the obligations thereunder, including risks related to our ability to develop, construct and scale our facilities, technology and production;

S-iii

•

risks related to fluctuations in the pricing and volume of the magnets to be produced under the agreement with Apple, and the risk that our estimate of the magnitude and timing of revenues from the agreement will not be realized;

•

risks related to changes in trade policy in the United States, China or other countries, including the implementation of new tariffs, and the material adverse impact on our business and results of operations as a result of these changes in trade policy;

•	risks related to the increased importance of markets outside of China and our ability to sell additional rare earth products in these markets;

•	recent and future volatility in the trading price of our common stock;

•	fluctuations and uncertainties related to demand for and pricing of rare earth products;

•	uncertainties regarding the growth of existing and emerging uses for rare earth products and our ability to compete with substitutions for such products;

•	the intense competition within the rare earth mining and processing and magnetics industries;

•	uncertainties relating to significant political, trade, and regulatory developments;

•	unanticipated costs or delays associated with our Independence Facility or other future magnetics facilities;

•

risks associated with our intellectual property rights, including uncertainties related to our ability to obtain any intellectual property rights or licenses of intellectual property rights to produce certain neodymium-iron-boron (“NdFeB”) magnets and precursor products;

•	uncertainties related to our ability to produce and supply NdFeB magnets and precursor products;

•	the ability to convert current commercial discussions with customers for the sale of rare earth oxide and metal products, NdFeB magnets and other products into contracts;

•

lower production volumes at the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”) due to power outages and interruptions, diminished access to water, equipment failure, spare parts shortages, or process performance;

•	increasing costs or limited access to raw materials that may adversely affect our profitability;

•	fluctuations in transportation costs or disruptions in transportation services;

•	inability to meet individual customer specifications;

•	uncertainty in our estimates of rare earth mineral reserves;

•	risks associated with work stoppages;

•	a shortage of skilled technicians and engineers;

•	loss of key personnel;

•	risks associated with the inherent dangers involved in mining activity and manufacturing of magnet materials;

•	risks associated with events outside of our control, such as natural disasters, climate change, wars or health epidemics or pandemics;

•	risks related to technology systems and security breaches;

•	ability to maintain satisfactory labor relations;

•	ability to comply with various government regulations that are applicable to our business;

•	ability to maintain our governmental licenses, registrations, permits, and approvals with numerous governmental agencies necessary for us to operate our business;

S-iv

•	risks relating to extensive and costly environmental regulatory requirements;

•	risks associated with the terms of our convertible, preferred securities and related options or warrants and any hedging arrangements; and

•	other factors disclosed in this prospectus supplement or our other filings with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, are more fully described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025, each incorporated by reference herein and as may be updated in this prospectus supplement and in filings we make with the SEC. These risks are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

S-v

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025, filed with the SEC on May 9, 2025 and August 8, 2025, respectively;

•

information specifically incorporated by reference into our  Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 28, 2025, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025;

•

our Current Reports on Form 8-K, filed with the SEC on January 22, 2025 (Item 8.01), April  4, 2025 (Item 5.02), June  11, 2025, July  10, 2025 (Item 1.01, 2.03, 3.02, 3.03 and 5.03), July 15, 2025 (Item  8.01) and July 18, 2025 (Item 8.01); and

•

the description of our securities filed as Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 28, 2022, and any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01, or any related Item 9.01, of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, Attention: General Counsel, by email: IR@mpmaterials.com or by telephone: (702) 844-6111. Through our website, https://www.mpmaterials.com, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

S-vi

SUMMARY

This summary highlights selected information contained in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read carefully this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf in connection with this offering and the documents incorporated by reference that are described in “Where You Can Find More Information.” You should pay special attention to the sections titled “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025, as updated by our other filings with the SEC. References herein to the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

The Company

We are the largest producer of rare earth materials in the Western Hemisphere. We own and operate the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”) located near Mountain Pass, San Bernardino County, California, the only rare earth mining and processing site of scale in North America. We are also developing a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (“Independence” or the “Independence Facility”).

Our reportable segments, which are primarily based on our internal organizational structure and types of products, are our two operating segments—Materials and Magnetics. Where applicable, prior period amounts have been recast to conform to this segment reporting structure, which was modified during the fourth quarter of 2024.

The Materials segment represents our upstream and midstream operations, which primarily consist of Mountain Pass, a fully integrated mining and refining facility producing refined rare earth oxides and related products. The Materials segment generates revenue primarily from sales of neodymium-praseodymium (“NdPr”) oxide and metal, primarily sold to customers in Japan, South Korea, and broader Asia. The Materials segment historically generated the majority of its revenue from sales of rare earth concentrate primarily to a single customer in China. In April 2025, in response to China’s retaliatory tariffs and export controls, we made the strategic decision to cease shipments of rare earth concentrate to China. In July 2025, to align with the terms of the DoD Transaction Agreements and in further support of our domestic supply chain objectives, we agreed to cease all future sales of products to China.

The Magnetics segment represents our downstream magnet manufacturing and related operations, which currently consist the Independence Facility, a fully integrated metal, alloy and magnet manufacturing plant, where we produce and sell magnetic precursor products and anticipate manufacturing neodymium-iron-boron (“NdFeB”) permanent magnets by the end of 2025. The Magnetics segment began generating revenue from sales of magnetic precursor products to a single customer in the U.S., in the first quarter of 2025.

Certain rare earth elements (“REE”) serve as critical inputs for the rare earth magnets inside the electric motors and generators powering carbon-reducing technologies such as hybrid and electric vehicles, or “xEVs”, and wind turbines, as well as drones, defense systems, robotics and many other high-growth, advanced technologies. Our integrated operations combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability.

The Company was incorporated on January 24, 2020, as a Delaware corporation under the name “Fortress Value Acquisition Corp.” (“FVAC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 17, 2020, in connection with the consummation of the business combination involving FVAC and MP Mine Operations LLP and Secure Natural Resources LLC (SNR), we changed our name to “MP Materials Corp.”

RISK FACTORS

Before you invest in our common stock, in addition to the other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as the risk factors under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Cautionary Notes Regarding Forward-Looking Statements.”

The United States Department of Defense is a federal agency and your ability to bring a claim against the United States Department of Defense as a selling securityholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the DoD and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of DoD for a violation of the Securities Act, or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, the accompanying prospectus supplement or the registration statement of which this prospectus is a part, or resulting from any other act or omission in connection with this offering by the DoD, would likely be barred.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling securityholder.

SELLING SECURITYHOLDER

This prospectus supplement relates to the resale from time to time of up to a total of 24,521,672 shares of our common stock by the selling securityholder identified below, and on the terms and subject to the conditions set forth in the applicable DoD Transaction Agreements including, in certain circumstances, our prior written consent, any pledgees, donees, transferees or other successors in interest of the selling securityholder. The following table sets forth information with respect to the current beneficial ownership of the selling securityholder, the number of shares of common stock being offered hereby by the selling securityholder and information with respect to shares to be beneficially owned by the selling securityholder after completion of this offering, assuming all shares of common stock that may be offered from time to time by the selling securityholder pursuant to this prospectus supplement are sold.

The shares listed in the table below represent 13,320,013 shares of our common stock issuable upon the conversion of the 400,000 shares of our 7.0% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share, and the exercise of the warrant to purchase up to 11,201,659 shares of our common stock, in each case, issued to the selling securityholder in connection with the DoD Transactions. The selling securityholder is party to the Registration Rights Agreement pursuant to which such securityholder and, subject to our prior written consent, its permitted transferees, have the right, in certain circumstances, to require us to register the resale of the shares of common stock under the Securities Act.

Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on beneficial ownership as provided by the selling securityholder to us, and 201,619,986 shares of our common stock issued and outstanding as of August 14, 2025, giving effect to, solely for the beneficial ownership calculation, the issuance in full of the shares offered hereby to the selling securityholder.

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Selling Securityholder	Shares of Common Stock	% of Common Stock	Shares of Common Stock	Shares of Common Stock	% of Common Stock
United States Department of Defense	24,521,672	12.2%	24,521,672	—	—

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus supplement and the accompanying prospectus may be offered and sold from time to time by the selling securityholder and on the terms and subject to the conditions set forth in the applicable DoD Transaction Agreements including, in certain circumstances, our prior written consent, certain transferees who may later hold interest in the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus supplement, and we will pay all expenses of the registration of the shares of common stock and certain other expenses.

The selling securityholder may sell all or a portion of the shares beneficially owned by the selling securityholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the applicable selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of the sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, at negotiated prices or any other manner permitted pursuant to applicable law. These sales may be effected in transactions, which may involve crosses or block transactions, including, but not limited to:

•	in market transactions or on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in a public auction;

•	in short sales;

•	in which broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•

through settlement of short sales, or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities, or other derivative, convertible or exchangeable securities or transactions;

•

in which the selling securityholder enters into options, forwards or other transactions that require the selling securityholder to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling securityholder and publicly resell or otherwise transfer the securities under this prospectus;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the selling securityholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling securityholder may pledge or grant a security interest in some or all of the shares of common stock owned by the selling securityholder and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include, on the terms and subject to the conditions set forth in the applicable DoD Transaction Agreements, including, in certain circumstances, our prior written consent, the pledgee, transferee or other successors-in-interest as selling securityholders under this prospectus supplement. The selling securityholder also may transfer and donate the shares of common stock in other circumstances on the terms and subject to the conditions set forth in the applicable DoD Transaction Agreements including, in certain circumstances, our prior written consent, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. The selling securityholder may also enter into option or other transactions, including the issuance of convertible or exchangeable securities with broker-dealers, financial institutions or other investors or the creation of one or more derivative, convertible or exchangeable securities which require the delivery to such broker-dealer, financial institution or other investors of shares offered by this prospectus, which shares such broker-dealer, financial institution or other investors may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder may also directly make offers to sell some or all of the shares of common stock offered by them pursuant to this prospectus supplement to, or solicit offers to purchase such shares from, purchasers from time to time. The selling securityholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement. The selling securityholder may transfer, devise or gift such shares by other means not described in this prospectus supplement.

The selling securityholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling securityholder is not obligated to, and there can be no assurance that the selling securityholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

Subject to Section 3(c) of the Exchange Act and the doctrine of sovereign immunity, the selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify and hold harmless, to the full extent permitted by law, the selling securityholder from and against certain liabilities incurred in connection with the registration of the selling securityholder’s shares of common stock.

LEGAL MATTERS

Certain legal matters relating to the shares will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of MP Materials Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein concerning estimates of our proven and probable REO reserves for the Mountain Pass facility was derived from the report of SRK Consulting (U.S.), Inc., Adamas Intelligence Inc., and SGS North America, Inc., independent mining consultants, has been incorporated by reference herein upon the authority of SRK Consulting, Adamas Intelligence and SGS North America as experts with respect to the matters covered by such report and in giving such report.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Depositary Shares

We may offer and sell from time to time:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	units; and

•	depositary shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MP”. On February 27, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $23.46 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and any applicable prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market. Our principal executive offices are located at 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, and our telephone number is (702) 844-6111.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 6 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “MP Materials,” “we,” “our,” “us” and other similar pronouns refer to MP Materials Corp. and its subsidiaries.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information in a prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation by Reference.”

MARKET AND OTHER INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus, including the size of certain markets and our size or position within these markets, including our products, are based on estimates of our management and third-party reports. Management estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that are forward-looking statements under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	fluctuations and uncertainties related to demand for and pricing of rare earth products;

•	uncertainties regarding the growth of existing and emerging uses for rare earth products and the Company’s ability to compete with substitutions for such products;

•	the intense competition within the rare earth mining and processing industry;

•

uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”), an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange;

•	potential changes in China’s political environment and policies;

•	uncertainties relating to significant political, trade, and regulatory developments, including changes resulting from the change in the U.S. federal administration;

•	unanticipated costs or delays associated with the ramp-up of our production of separated rare earth products;

•	unanticipated costs or delays associated with our Independence Facility (as defined below);

•

risks associated with our intellectual property rights, including uncertainties related to the Company’s ability to obtain any intellectual property rights or licenses of intellectual property rights to produce certain neodymium-iron-boron (“NdFeB”) magnets and precursor products;

•	uncertainties related to the Company’s ability to produce and supply NdFeB magnets and precursor products;

•	the ability to convert current commercial discussions with customers for the sale of rare earth oxide and metal products, NdFeB magnets and other products into contracts;

•	lower production volumes at the Mountain Pass Rare Earth Mine and Processing Facility due to power outages and interruptions, equipment failure, spare parts shortages, or process performance;

•	increasing costs or limited access to raw materials that may adversely affect our production and/or profitability;

•	fluctuations in transportation costs or disruptions in transportation services;

•	inability to meet individual customer specifications;

•	diminished access to water;

•	regulatory and business risks associated with the Company’s investment in VREX Holdco Pte. Ltd.;

•	uncertainty in our estimates of rare earth mineral reserves;

•	risks associated with work stoppages;

•	a shortage of skilled technicians and engineers;

•	loss of key personnel;

•	risks associated with the inherent dangers involved in mining activity and manufacturing of magnet materials;

•	risks associated with events outside of our control, such as natural disasters, climate change, wars or health epidemics or pandemics;

•	risks related to technology systems and security breaches;

•	ability to maintain satisfactory labor relations;

•	ability to comply with various government regulations that are applicable to our business;

•	ability to maintain our governmental licenses, registrations, permits, and approvals with numerous governmental agencies necessary for us to operate our business;

•	risks relating to extensive and costly environmental regulatory requirements;

•	risks associated with the terms of our Convertible Notes and Capped Call Options (as defined in our periodic reports);

•	risks associated with our share repurchase program and whether it will be fully consummated or that our share repurchase program will enhance long-term stockholder value; and

•

those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, any prospectus supplement, or as described in the other documents and reports we file with the Securities and Exchange Commission (“SEC”).

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus and any accompanying prospectus supplement describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

MP MATERIALS CORP.

Overview

MP Materials Corp., including its subsidiaries (the “Company,” “MP Materials,” “we,” “our,” and “us”), is the largest producer of rare earth materials in the Western Hemisphere. Headquartered in Las Vegas, Nevada, the Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”) located near Mountain Pass, San Bernardino County, California, the only rare earth mining and processing site of scale in North America. The Company is also developing a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (the “Independence Facility”). The Company’s operations are organized into two reportable segments: Materials and Magnetics.

The Materials segment operates Mountain Pass, which produces refined rare earth oxides and related products as well as rare earth concentrate products. The Materials segment primarily generates revenue from (i) sales of rare earth concentrate, which is principally sold pursuant to the offtake agreement with Shenghe, that, in turn, typically sells that product to refiners in China, and (ii) sales of separated rare earth products, including neodymium-praseodymium (“NdPr”) oxide, primarily to customers in Japan, South Korea, and broader Asia.

The Magnetics segment operates the Independence Facility, where the Company began production of magnetic precursor products in December 2024 and anticipates manufacturing NdFeB permanent magnets by the end of 2025. The Company expects that the Magnetics segment will begin generating revenue from sales of magnetic precursor products, specifically NdPr metal, to a single customer in the U.S. in the first quarter of 2025.

Certain rare earth elements serve as critical inputs for the rare earth magnets inside the electric motors and generators powering carbon-reducing technologies such as hybrid and electric vehicles and wind turbines, as well as drones, defense systems, robotics and many other high-growth, advanced technologies. Our integrated operations at Mountain Pass combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability. The Company believes businesses are increasingly prioritizing diversification and security of their global supply chains to reduce reliance on a single producer or region for critical materials. As the only scaled source in North America for critical rare earths, with a processing footprint designed to operate with best-in-class sustainability and an industry-leading cost structure, the Company believes it is well-positioned to thrive as the global economy electrifies and as the United States prioritizes domestic manufacturing and secure supply chains.

The Company’s mission is to maximize stockholder returns over the long-term by executing a disciplined business strategy to restore the full rare earth magnetics supply chain to the United States of America. The Company believes it will generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any securities offered by us pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;

•	acquisitions of or investments in other businesses;

•	capital expenditures;

•	repayment of outstanding debt;

•	repurchases of shares of our common stock; and

•	advances to or investments in our subsidiaries.

Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The full text of the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, the Company urges you to read its Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the applicable provisions of Delaware law.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 500,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, consisting entirely of 450,000,000 shares of common stock, par value $0.0001 per share and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

As of February 20, 2025, there were 163,442,217 shares of common stock outstanding. No shares of preferred stock are outstanding.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “MP”.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action (other than matters that relate solely to the terms of one or more outstanding series of preferred stock) and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of the common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors of the Company (the “Board”), in its discretion, out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Certificate of Incorporation provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock will be entitled to share ratably in all the remaining assets of the Company available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, the Company’s stockholders have no preemptive, conversion or other subscription rights, and there is no sinking fund or redemption provisions applicable to the common stock.

Number and Election of Directors

Under the Amended and Restated Bylaws, the number of directors shall be fixed by resolution of the Board. Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, and directors of the Company are elected by a plurality of the votes cast at a meeting of the Company’s stockholders by holders of common stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however the Second Amended and Restated Certificate of Incorporation contains provisions that are substantially similar to Section 203 of the DGCL. These provisions prevent the Company, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes, among other things, a merger with or caused by an interested stockholder or a sale of more than 10% of our assets. However, the above provisions do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our Second Amended and Restated Certificate of Incorporation provides for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board

Under the terms of the Second Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. So long as the Company’s Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Company’s Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Advance notice requirements for stockholder proposals and director nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders or to nominate candidates for election as directors at the annual meeting of the stockholders of the Company must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the stockholders of the Company from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

Exclusive Forum

The Second Amended and Restated Certificate of Incorporation provides that unless the Company consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Additionally, the Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in the Second Amended and Restated Certificate of Incorporation; however, there is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. Additionally, investors cannot waive the Company’s compliance with federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain of the material terms and provisions of the debt securities that are common to all series of debt securities that we may offer (unless otherwise indicated in the prospectus supplement relating to a particular series). We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and not to any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

General

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any multiple in excess thereof;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•

the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	whether any of such debt securities are to be issuable upon the exercise of warrants;

•

if there is more than one trustee or a trustee other than, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•

whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

•	any terms relating to the modification of the debt securities or the right of the debt security holders;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or units. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain information with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of preferred stock. In the event the Company elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among the Company, a depositary selected by the Company and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The foregoing summary is qualified in its entirety by reference to such exhibits.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;

•	through agents;

•	through brokers or dealers;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through a combination of such methods; or

•	through any other method permitted by applicable law.

We may also sell our securities, including shares of our common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.

For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

•	the names of any underwriters, agents, brokers or dealers;

•	the purchase price of the securities and the proceeds to be received from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Goodwin Procter LLP, Washington, District of Columbia, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MP Materials Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Information relating to our mineral properties contained in the documents incorporated by reference herein was derived from the technical report summary, effective as of October 1, 2024, prepared by, and has been incorporated by reference upon the authority of, SRK Consulting (U.S.), Inc., Adamas Intelligence Inc. and SGS North America, Inc., each as a qualified person with respect to the matters covered in such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We also maintain an Internet website at www.mpmaterials.com. Through our website, we make available, free of charge, the following documents of MP Materials Corp. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 Schedules 13G and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	our Definitive Proxy Statement on Schedule 14A filed on April 26, 2024 (only those parts incorporated in our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Current Report on Form 8-K filed with the SEC on January 22, 2025; and

•

the description of our securities filed as Exhibit 4.4 to our Annual Report on Form 10-K, filed with the SEC on March 22, 2021, and any amendment or reports filed for the purpose of updating such description.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

24,521,672 Shares

Common Stock

Prospectus Supplement

August 15, 2025